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                                                                       EXHIBIT 5

                         SHUMAKER, LOOP & KENDRICK, LLP
                                ATTORNEYS AT LAW
                             101 EAST KENNEDY BLVD.
                                 TAMPA, FL 33602
                            TELEPHONE (813) 229-7600
                             TELEFAX (813) 229-1660


                                  July 24, 2001

Sun Hydraulics Corporation
1500 West University Parkway
Sarasota, Florida  34243-2290

         Re: SECURITIES AND EXCHANGE COMMISSION REGISTRATION STATEMENT ON FORM S-8 COVERING 325,000 SHARES OF COMMON STOCK, $.001 PAR VALUE

Gentlemen:

         We are legal counsel to Sun Hydraulics Corporation, a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 325,000 shares (the "Shares") of the common stock, par value $.001 per share, of the Company. In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

         Based upon the foregoing, it is our opinion that the Shares, when and if issued in the manner set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

         The undersigned hereby consents to the filing of this opinion as
Exhibit 5 to the Registration Statement.

                                            Very truly yours,

                                            SHUMAKER, LOOP & KENDRICK, LLP

                                            /s/ Gregory C. Yadley

                                            Gregory C. Yadley